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GENE LOGIC INC.
SEPTEMBER 30, 1999
EXHIBIT 11.1


                 Statement Re: Computation of Per Share Earnings
                    (In thousands, except per share amounts)


                                                   Three Months Ended           Nine Months Ended
                                                      September 30,                September 30,
                                               -----------------------     ------------------------
                                                 1999           1998           1999         1998
                                               ---------    ----------     ----------    ----------
BASIC AND DILUTED:

Weighted average common shares outstanding        19,887       14,906          19,799       14,345

Net loss                                       $  (5,387)   $ (37,788)     $  (14,722)   $ (41,356)
                                               ==========   ==========     ===========   ==========

Net loss per common share                      $   (0.27)   $   (2.54)     $    (0.74)   $   (2.88)
                                               ==========   ==========     ===========   ==========